EXHIBIT 99.1

Sent via electronic delivery

November 1, 2021

Saagar Govil

CEO

Cemtrex Inc.

276 Greenpoint Ave

Bld. 8, Suite 208

Brooklyn, NY 11222

RE:	Cemtrex Inc. (Symbols: CETX; CETXP)
Nasdaq Listing Qualifications Hearings
Docket No. NQ 6458C-21

Dear Mr. Govil:

This is to advise you that we have been informed by Nasdaq Staff that Cemtrex Inc.’s (the “Company”) has regained compliance with Nasdaq’s audit committee requirements as set forth in Listing Rule 5605 (the “Rule”) within the terms of the cure period provided by Listing Rule 5605(c)(4), and that the Company is therefore in compliance with the Nasdaq Capital Market’s listing requirements. Consequently, the scheduled hearing before the Hearings Panel on November 11, 2021, has been cancelled. The Company’s securities will continue to be listed and traded on The Nasdaq Stock Market.

Should you have any questions, please do not hesitate to contact me at (301) 978-8416.

Sincerely,

Aravind Menon
Hearings Advisor

Nasdaq Office of General Counsel